Exhibit 99.1

APTEVO THERAPEUTICS REPORTS 2Q23 FINANCIAL RESULTS AND

PROVIDES A BUSINESS UPDATE

Positive Duration of Remission Data Adds to Growing Body of Clinical

Evidence Supporting APVO436 for the Treatment of AML

APVO436 Poised for Phase 2 Trial Initiation Later in 2H23

Company Completes $5 million Equity Raise, Extending Cash Runway into 3Q24

SEATTLE, WA – August 10, 2023 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today reported financial results for the quarter ended June 30, 2023 and provided a business update, including duration of remission (DOR) data for its lead clinical candidate, APVO436.

Business Highlights

APVO436 DOR Data

Yazan Madanat, MD, Assistant Professor in the Department of Internal Medicine, and Eugene P. Frenkel, M.D. Scholar in Clinical Medicine at the Harold C. Simmons Comprehensive Cancer Center, UT Southwestern Medical Center said, “There is an urgent need to improve therapeutic options in the AML space as older patients unfit for intensive chemotherapy generally have poor prognosis, response to available treatment and overall quality of life. The combination of azacitidine, venetoclax with APVO436 response rates and durability data are encouraging and show that this therapeutic (APVO436) has the potential to impact the treatment paradigm and ultimately improve outcomes for patients with AML.”

The Company reported positive and clinically meaningful DOR results evaluating its bispecific AML drug candidate, APVO436, in combination with the emerging standard of care venetoclax + azacytidine in venetoclax treatment naïve patients. Duration, the length of remission time following treatment with the triplet of venetoclax + azacitidine and APVO436, is an important measure of clinical success as it shows how long treatment benefit lasts for each patient and for each group of patients.

Outcomes are as follows:

•
9 of 11 (82%) patients responded sufficiently for inclusion in the DOR analysis

•
3 of the 9 patients moved to stem cell transplant with treatment. This is the best outcome for patients because stem cell transplant offers the best probability for survival
•
One patient experienced a sustained complete remission and remained on study drug for eight cycles, the maximum allowed per the protocol
•
The duration of remission data is clinically meaningful because a substantial number of patients either stayed on treatment or moved to transplant and did not experience a relapse event

Justin Watts, MD, Associate Professor of Medicine, Division of Hematology, Chief, Leukemia Section, at the University of Miami/Sylvester Comprehensive Cancer Center said, “The APVO436 results, where patients received venetoclax, azacitidine, and APVO436 triplet therapy in relapsed/refractory and frontline high risk AML patients, are promising across all categories of analyses. We see a very manageable safety profile, that shows mild to moderate cytokine release syndrome in less than a quarter of patients, without added myelosuppression over what is expected with venetoclax and azacytidine alone. This makes APVO436 well-suited to combine with the venetoclax + azacytidine standard of care regimen. A composite CR of 82% was achieved and is double a benchmark composite in this population.* Duration of remission data is also promising, with three patients bridging to allogeneic transplant, and a fourth patient remaining on treatment for the length allowed under the protocol.”

Phase 2 Program Update

The Company's APVO436 Phase 2 program will further evaluate the triplet combination of APVO436 + venetoclax + azacitidine among frontline and relapsed/refractory AML patients who are venetoclax treatment naïve. Aptevo intends to conduct two Phase 2 trials:

•
The first, evaluating relapsed/refractory patients will be initiated in 2H23
•
The second, among frontline patients, will initiate in 1H24

“This is an exciting time for Aptevo, as we head into Phase 2 trials for our lead candidate, APVO436 in both frontline and relapsed/refractory settings. Together, these AML segments represent a significant portion of patient population that is underserved. Based on a growing body of clinical evidence, we believe APVO436 has the potential to positively impact the treatment paradigm and improve patient outcomes. Beyond APVO436, our second clinical candidate, ALG.APV-527, continues to progress through Phase 1 and we anticipate interim data later this year,” said Mr. White.

Equity Raise

On August 4, 2023, Aptevo closed a public offering for $5 million that included healthcare-focused institutional investors. In addition to the initial $5 million raised, Aptevo has the opportunity to receive an additional $10 million upon exercise of associated warrants.

“This equity raise provides funding that enables us to reach important clinical milestones well into 2024, including multiple data readouts and continued support for our Phase 1 and 2 trials,” said Daphne Taylor, CFO at Aptevo.

*Benchmark Composite References: Aldoss 2019, Maiti 2021, Morsia 2020, Garciaz 2022, Feld 2021.

Second Quarter 2023 Financial Results

Cash Position: Aptevo had cash and cash equivalents as of June 30, 2023 totaling $21.0 million (exclusive of the proceeds from the equity raised closed on August 4, 2023).

Royalty Revenue: Royalty revenue for the period covered by this report reflects revenue recorded only in the first quarter of 2022 due to our Amendment to Royalty Purchase Agreement with HCR. As a result of the amendment, we ceased reporting as royalty revenue, royalties paid by Pfizer to HCR related to Pfizer’s sales of RUXIENCE® (rituximab-pvvr). The last quarter for which we reported this royalty revenue was Q1 2022. The Amendment had the effect of eliminating the requirement to report all future Pfizer non-cash royalty revenue and extinguishing the liability that we recorded upon the initial sale of the royalties to HCR. RUXIENCE is a registered trademark of Pfizer.

Research and Development Expenses: Research and development expenses increased by $1.6 million, from $3.9 million for three months ended June 30, 2022 to $5.5 million for the three months ended June 30, 2023. The increase was primarily due to higher spending on the ALG.APV-527 Phase 1 clinical trial and APVO436 Phase 1b clinical trial. The increase was partially offset by lower spending on preclinical projects and employee costs.

General and Administrative Expenses: General and administrative expenses decreased by $1.0 million, from $3.7 million for the three months ended June 30, 2022 to $2.7 million for the three months ended June 30, 2023. The decrease is primarily due to lower employee and consulting costs.

Other Income (Expense): Other income (expense), net consists primarily of a gain related to the sale of a nonfinancial asset, costs related to debt extinguishment, accrued exit fees on debt, non-cash interest on financing agreements, and interest on debt.

Other Income (Expense), Net

Other income, net was $0.2 million for the three months ended June 30, 2023. Other expense, net was $1.8 million for the three months ended June 30, 2022. The change in other income (expense), net is primarily due to lower interest expense related to our MidCap term loan due to principal paydown and full repayment of the outstanding balance in the first quarter of 2023. Additionally, beginning Q2 2022, we no longer record non-cash interest expense due to our Amendment to the Royalty Purchase Agreement in the second quarter of 2022, which eliminated the liability related to the sale of royalties and the related non-cash interest expense.

Gain on Extinguishment of Liability Related to Royalties

We recorded $37.2 million in other income for three months ended June 30, 2022, due to our Amendment to Royalty Purchase Agreement. We did not have any such gain for the comparative period in the current year.

Discontinued Operations: We did not have income from discontinued operations for the three months ended June 30, 2023. As a result of our Purchase Agreement with XOMA (US) LLC in March 2023, we no longer receive deferred payments from Medexus. Income from discontinued operations was $0.1 million for the three months ended June 30, 2022, which related to collection of deferred payments from Medexus related to IXINITY sales.

Net Income (Loss): Aptevo had a net loss of $7.9 million or $1.23 per share for the three months ended June 30, 2023, compared to a net income of $28.0 million or $5.58 per share for the corresponding period in 2022.

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts, unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$21,006	$22,635
Royalty and milestone receivable	—	2,500
Prepaid expenses	910	1,571
Other current assets	764	744
Total current assets	22,680	27,450
Property and equipment, net	1,134	1,462
Operating lease right-of-use asset	5,098	5,303
Total assets	$28,912	$34,215
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$4,873	$3,499
Accrued compensation	1,292	2,105
Current portion of long-term debt	—	2,000
Other current liabilities	746	1,102
Total current liabilities	6,911	8,706
Long-term debt	—	1,456
Operating lease liability	5,748	6,079
Total liabilities	12,659	16,241

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 7,543,440 and 6,466,294 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	49	48
Additional paid-in capital	227,415	223,962
Accumulated deficit	(211,211)	(206,036)
Total stockholders' equity	16,253	17,974
Total liabilities and stockholders' equity	$28,912	$34,215

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts, unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Royalty revenue	$—	$—	$—	$3,114
Operating expenses:
Research and development	(5,462)	(3,865)	(9,630)	(8,731)
General and administrative	(2,716)	(3,697)	(6,304)	(7,556)
Loss from operations	(8,178)	(7,562)	(15,934)	(13,173)
Other income (expense):
Other income (expense) from continuing operations, net	230	(1,759)	163	(4,023)
Gain related to sale of non-financial asset	—	—	9,650	—
Gain on extinguishment of liability related to sale of royalties	—	37,182	—	37,182
Net (loss) income from continuing operations	$(7,948)	$27,861	$(6,121)	$19,986
Discontinued operations:
Income from discontinued operations	$—	$149	$946	$327
Net (loss) income	$(7,948)	$28,010	$(5,175)	$20,313

Basic and diluted net (loss) income per share from continuing operations:
Basic	$(1.23)	$5.55	$(0.85)	$4.01
Diluted	$(1.23)	$5.55	$(0.85)	$4.01
Basic and diluted net (loss) income per share:
Basic	$(1.23)	$5.58	$(0.72)	$4.08
Diluted	$(1.23)	$5.58	$(0.72)	$4.08
Shares used in calculation:
Basic	6,482,158	5,023,321	7,190,701	4,980,625
Diluted	6,482,158	5,023,321	7,190,701	4,980,970

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel immuno-oncology therapies for the treatment of cancer. Aptevo is seeking to improve treatment outcomes of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy and safety of its therapeutic candidates and potential use of any such candidates as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones such as Phase 2 trial initiations for APVO436 in two indications, whether the APVO436 duration of remission data will be indicative of later stage clinical trials, whether further study of APVO436 in Phase 2 trials focusing on targeted patient populations will continue to show clinical benefit, whether Aptevo’s final trial results will vary from its preliminary assessment, the possibility and timing of preliminary data readouts ALG.APV-527,statements related to Aptevo’s cash position and balance sheet, the possibility and timing of an additional $10 million upon exercise of warrants, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of APVO436, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, increased market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628